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                                                                  EXHIBIT 10.38

                                7TH LEVEL, INC.

                        SENIOR SECURED PROMISSORY NOTE

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT." THE NAME AND TELEPHONE NUMBER OF THE REPRESENTATIVE OF THE ISSUER WHO CAN PROVIDE (i) THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, (ii) THE ISSUE DATE, AND (iii) THE YIELD TO MATURITY ON THE ISSUE DATE IS DONALD SCHUPAK AT (212) 582-4210.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

$3,000,000                                                           May 6, 1998

     FOR VALUE RECEIVED, 7TH LEVEL, INC., a Delaware corporation ("Company"), with its principal office at 1110 E. Collins Boulevard, Richardson, Texas 75081, promises to pay to the order of Alpine Associates, a New Jersey Limited Partnership residing at 100 Union Avenue, Cresskill, New Jersey 07626 ("Holder"), or registered assigns, on the 7-year anniversary of the date hereof (the "Maturity Date"), the principal amount of Three Million Dollars ($3,000,000), together with interest, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts, together with interest accrued thereon as provided below.

     Interest shall accrue from and after September 1, 1998 on the unpaid balance of said principal amount from time to time outstanding at the rate per annum set forth below; provided, however, that if the Company has not filed the amendment to the Company's Certificate of Incorporation contemplated by the Series A Preferred Stock Certificate of Designations (as
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defined in the Purchase Agreement (defined below)) with the Secretary of State of the State of Delaware (the "Amendment") on or before September 1, 1998, interest shall accrue on the outstanding principal hereof commencing from the date hereof. Interest hereunder shall accrue from the date set forth in the prior sentence at a rate of 10% per annum, increasing by two percentage points for every three month period that interest under this Note is accruing. Notwithstanding the foregoing, this Note may be prepaid or called by the Company at any time in whole or in part without penalty or premium, but with at least five days notice to the Holder. Interest shall accrue from the date set forth above to and include the date on which prepayment is made. This Note shall be paid (and prepaid, if applicable) pro rata with certain additional notes of like tenor being issued simultaneously herewith. Payments of principal and interest are to be made at the address of the Holder designated above or at such other place as the Holder shall have notified the Company in writing at least five days before such payment is due.

     Reference to the Amendment shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest as herein stated.

     This Note is one of a duly authorized issue of senior secured notes ("Notes") limited to an aggregate principal amount of $4,500,000 issued by the Company pursuant to a Securities Purchase Agreement by and among the Company, Alpine Associates, a New Jersey Limited Partnership ("Alpine") and East West Capital Associates, Inc. ("Purchase Agreement"), and is secured by certain collateral ("Collateral") more specifically described in that certain Security Agreement entered into by the Company for the benefit of the Holder, among others (the "Security Agreement"), both of which are available for inspection at the Company's principal office. Reference herein to the Purchase Agreement and the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both principal and interest hereon as provided herein. Certain rights and remedies of the Holder are described in the Security Agreement which appoints Alpine, as collateral agent ("Agent") for the Holder thereunder and hereunder to exercise the powers delegated to it, including without limitation, powers with respect to the enforceability and collectibility of all amounts due hereunder. Reference to the Security Agreement is made for a complete description of the rights, powers and obligations of the Agent, including the Agent's duty to act in certain circumstances at the direction of the "Required Lenders," as such term is defined therein.

     1. Events of Default. (a) Upon the occurrence of any of the following events (herein called "Events of Default"):

               (i) The Company shall fail to pay in full the principal of or interest on this Note on the Maturity Date;

               (ii) (A) The Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency, reorganization, liquidation,

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     dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (C) the Company shall apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (D) the Company shall make a general assignment for the benefit of creditors;

               (iii) (A) The commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver, conservator, trustee or similar officer for the Company for any of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (C) the issuance of a warrant of attachment, execution or similar process against any of the property of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged;

               (iv) Any breach of any of the Company's representations or warranties when made or deemed made under the Purchase Agreement;

               (v) The Company shall fail to perform any obligation of the Company contained in the Purchase Agreement, after giving effect to any applicable notice provisions and cure periods;

               (vi) The Company shall fail to comply with any of its obligations under this Note; provided, however, that with respect to a failure to comply with any of the provisions of Sections 2.1(a) and (c) of this Note, such failure is not remedied within thirty (30) days after the Company's receipt of written notice of same;

               (vii) The Company shall default with respect to any indebtedness for borrowed money (other than under this Note) if either (a) the effect of such default is to accelerate the maturity of such indebtedness (giving effect to any applicable grace periods) or (b) the holder of such indebtedness declares the Company to be in default (giving effect to any applicable grace periods);

               (viii) Any judgment or judgments against the Company or any attachment, levy or execution against any of its properties for any amount in excess of $250,000 in the aggregate shall remain unpaid, or shall not be released, discharged, dismissed, stayed or fully bonded for a period of 45 days or more after its entry, issue or levy, as the case may be;

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              (ix) An "Event of Default" (as defined in the Security Agreement)
     shall have occurred under the Security Agreement, after giving effect to any applicable notice provisions and cure periods set forth in the Security Agreement; or

              (x) The Company shall fail to have on December 31, 1998, or at the end of any fiscal quarter thereafter, a net worth (as calculated under generally accepted accounting principles) equal to at least $10,000,000;

then, and in any such event, the Holder, at its option and without written notice to the Company, may declare the entire principal amount of this Note then outstanding together with accrued unpaid interest thereon immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived. The Events of Default listed herein are solely for the purpose of protecting the interests of the Holder of this Note. If this Note is not paid in full upon acceleration, as required above, interest shall accrue on the outstanding principal of and interest on this Note from the date of the Event of Default up to and including the date of payment at a rate equal to the lesser of twenty (20%) percent per annum or the maximum interest rate permitted by applicable law.

          (b) Non-Waiver and Other Remedies. No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

          (c) Collection Costs; Attorney's Fees. In the event this Note is turned over to an attorney for collection upon the occurrence of an Event of Default, the Company agrees to pay all reasonable costs of collection, including reasonable attorney's fees and expenses and all out of pocket expenses incurred in connection with such collection efforts, which amounts may, at the Holder's option, be added to the principal hereof.

     2. Obligation to Pay Principal and Interest; Covenants. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates, and in the currency herein prescribed.

          2.1 Affirmative Covenants. The Company covenants and agrees that, while this Note is outstanding, it shall:

          (a) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any properties belonging to it before the same shall be in default; provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper

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proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles;

          (b) Preserve its corporate existence and continue to engage in business of the same general type as conducted as of the date hereof; provided, however, that the Company shall be permitted to enter the new media and on-line solutions market;

          (c) Comply in all respects with all statutes, laws, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements ("Requirement(s)") of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company; except wherein the failure to comply would not have a material adverse effect on the Company; provided that nothing contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

          2.2 Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

          (a) Guaranty or otherwise in any way become or be responsible for indebtedness for borrowed money, or for obligations, in either case of any of its officers, directors or principal stockholders or any of their affiliates, contingently or otherwise, other than such guaranties, indebtedness or obligations existing as of the date hereof;

          (b) Declare or pay cash dividends, except with respect to the Company's Series A Preferred Stock issued or contemplated to be issued;

          (c) Sell, transfer or dispose of, any of its assets other than in the ordinary course of its business or with respect to its games business and international business; or

          (d) Purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding.

     3. Seniority. The Notes are senior in right of payment to any and all other existing and future indebtedness of the Company.

     4. Warrants. If the Company has not filed the Amendment with the Secretary of State of Delaware on or before the five-month anniversary of the date hereof, then on October 1, 1998 and on the first day of each month thereafter until the Maturity Date, the Company shall issue to the Holder warrants to acquire 100,002 shares of the Company's common stock, $.01 per share ("Common Stock") (or a warrant for 33,334 shares of Common Stock for each $1,000,000 of principal amount of Notes held), at an exercise price of $.01 per share, on substantially the same terms as the warrants to be issued to the other investors of the Company in the Financing. If the Company has not filed the Amendment with the Secretary of State of the State of Delaware

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on or before the 6-month anniversary of the date hereof, the Company shall issue to the Holders of the Notes on such date warrants to acquire an additional aggregate of 750,000 shares of Common Stock (or a warrant for 250,000 shares for each $1,000,000 principal amount of Notes held), at an exercise price of $.01 per share.

     5. Conversion. This Note is subject to the conversion rights provided for under the Purchase Agreement.

     6.  Miscellaneous.

         6.1 Required Consent. The Company may not modify any of the terms of this Note without the prior written consent of at least a majority in aggregate principal amount of the Notes at the time outstanding; provided, however, that no such instrument shall (a) reduce or extend the fixed maturity of any Note, increase or reduce the rate of payment of interest thereon, change the currency for payment of principal and/or interest under any Note, or relieve the Company of its obligation to pay principal and interest then due, (b) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such instrument or (c) release any Collateral, without the consent of the Holders of at least 66_% of the Notes then outstanding.

         6.2 Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

         6.3 Benefit. This Note shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         6.4 Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     To Holder:        To Holder's address on page 1 of this Note

     To the Company:   7th Level, Inc.
                       1110 East Collins Boulevard
                       Richardson, Texas  75081
                       Attn:  Robert A. Ezrin, President
                       Fax: (972) 498-0111

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     In either case with copies to:  Shereff, Friedman, Hoffman & Goodman, LLP

                         919 Third Avenue
                         New York, New York 10022
                         Attn: Gerald Adler, Esq.
                         Fax: (212) 758-9526

                         The Schupak Group
                         730 Fifth Avenue, Suite 1901
                         New York, New York 10019
                         Attn:  Donald Schupak
                         Fax: (212) 262-1031

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or five (5) business days after mailing.

          6.5 Governing Law. This Note and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed and interpreted according to the internal laws of the State of New York and the Company agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, without regard to principles of conflicts of law.

          6.6 Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Note.

          6.7 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of this Note.

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     IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                    7TH LEVEL, INC.


                                    By:  /s/  DONALD SCHUPAK
                                       --------------------------------
                                         Name:   Donald Schupak
                                         Title:  Chairman of the Board

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